UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) December 21, 2012


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                        1-3390                 04-2260388
(State or other jurisdiction of    (Commission           (I.R.S. Employer
 incorporation)                    File Number)         Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 5.02(e) below is incorporated herein by reference.

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

  Seaboard entered into an Employment Agreement with each of the Named Executive Officers ("NEO's") of Seaboard, namely, Steven J. Bresky; Robert
L.  Steer;  David M. Dannov; Edward A. Gonzalez; and Terry J. Holton.   The
Employment Agreements are each dated December 21, 2012, and amend and supersede the existing Employment Agreements of each NEO.

  Each of the Employment Agreements contains the following principal terms:

  (i) Term. S. Bresky's Employment Agreement has an initial term ending on December 31, 2013, and renews on December 31, 2013 and on December 31, 2014 for an additional one year term, unless Seaboard gives a notice of non-renewal. S. Bresky's Employment Agreement terminates on December 31, 2015 if not earlier terminated.

  The Employment Agreements of each of the other NEO's has an initial term ending on December 31, 2015, and renews for an additional term of three years on December 31, 2013 and each annual anniversary date of December 31, 2013 through the date specified in Column A below for each NEO, unless Seaboard gives a notice of non-renewal. On the dates specified in Column B below for each NEO, the Employment Agreements will renew for a term of one year, and renew for additional one-year renewal terms on December 31 of each year thereafter, unless Seaboard gives a notice of non-renewal. The Employment Agreements terminate on the date specified in Column C for each NEO below if not earlier terminated.

                 A                         B                        C
        Employment Agreement      Employment Agreement
       Renews for Three Year       Renews for One Year     Employment Agreement
      Term on Each December 31   Term on this Date and   Termination Date ifnot
         through this Date     Each December 31 Thereafter   Terminated Earlier

  R. Steer    December 31, 2015      December 31, 2018      December 31, 2021
  D. Dannov   December 31, 2017      December 31, 2020      December 31, 2023
  E. Gonzalez December 31, 2021      December 31, 2024      December 31, 2027
  T. Holton   December 31, 2015      December 31, 2018      December 31, 2021

  (ii) Initial   Base  Salary  and Minimum Annual  Bonus.   The  Employment
Agreements provide for payment of the following initial Base Salary and minimum Annual Bonus for each NEO:

                Initial Base Salary    Minimum Annual Bonus

  S. Bresky          $880,000               $450,000
  R. Steer           $680,000               $450,000
  D. Dannov          $420,000               $400,000
  E. Gonzalez        $420,000               $400,000
  T. Holton          $420,000               $500,000

  (iii) Payments Upon Certain Events. The Employment Agreements each continue to provide for the payment of severance upon the termination of employment in certain circumstances.

  In addition to entering into the Employment Agreements, Seaboard adopted the Seaboard Corporation 409A Executive Retirement Plan Amended and Restated Effective January 1, 2013 (the "SERP") and the Seaboard Corporation Cash Balance Executive Retirement Plan Amended and Restated Effective January 1, 2013 (the "Cash Balance Plan"), making certain amendments to these plans.

  The SERP and Cash Balance Plan were each amended effective January 1, 2013 to make the following general revisions:

          1. "Final Average Earnings" and "Years of Accrual Service" are limited to amounts set forth in the Employment Agreement for each NEO.

          2. "Actuarial Value," which is used to determine the benefit, will be determined by using the average interest rate on 30-year Treasury securities for the 36 month period ending on November immediately preceding the year in which the Actuarial Value is being determined. Before this change, the Actuarial Value

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       was determined by using the 30-year Treasury securities  rate  as of the November preceding the year in which the Actuarial Value was being determined and not a 36 month average of this rate.

          3. The portion of the benefit which accrues after December 31, 2012 ("Post-2012 Benefit") will be calculated as a lump sum as soon as tax laws allow on the date on which the Years of Accrual Service limit is reached, and this balance will be increased or decreased
       based  on  the  return  of  certain  investments  selected   by  the
       participant. The portion of the benefit which accrued prior to January 1, 2013 ("Pre-2013 Benefit") will continue to be calculated and paid upon the participant's separation from service, upon a change of control or upon the death or disability of the participant.

  The foregoing summaries of the Employment Agreements and the amendments to the SERP and Cash Balance Plan do not purport to be complete, and are qualified in their entirety by reference to the full text of such documents which will be included as exhibits in Seaboard's next Form 10-K Annual Report which is filed.


                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  December 27, 2012

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Executive Vice President,
                               Chief Financial Officer


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